UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	October 31, 2005

Annuity and Life Re (Holdings), Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-16561	66-0619270

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cumberland House, 1 Victoria Street, Hamilton, Bermuda	HM 11

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(441) 296-7667

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     The 2005 Annual General Meeting of the Shareholders (the “Annual Meeting”) of Annuity and Life Re (Holdings), Ltd. is scheduled to be held on December 1, 2005, which is more than 30 calendar days after the anniversary of the annual general meeting of shareholders held during 2004. As a result, the deadline for submissions of shareholder proposals relating to the Annual Meeting has changed from the dates specified in last year’s proxy statement. Holders of our outstanding common shares as of September 30, 2005 will be entitled to vote at the Annual Meeting.
     To be considered for inclusion in our proxy materials for the Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, shareholder proposals must be received a reasonable time before we begin to print and mail our proxy materials. We have set the deadline for receipt of such proposals as the close of business on November 2, 2005.
     Shareholders intending to present a proposal for consideration at the Annual Meeting outside the processes of Rule 14a-8 must notify us on or before the close of business on November 2, 2005. Otherwise, the proposal will be considered untimely, and our company’s proxies will have discretionary voting authority on any vote with respect to such proposal, if presented at the Annual Meeting, without including information regarding the proposal in our proxy materials.
     Proposals should be addressed to the attention of John W. Lockwood, Secretary of Annuity and Life Re (Holdings), Ltd., Cumberland House, 1 Victoria Street, Hamilton, Bermuda, HM 11.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANNUITY AND LIFE RE (HOLDINGS), LTD.
Date: October 31, 2005	By:	/s/ John W. Lockwood
John W. Lockwood
Chief Financial Officer